UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2005

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
Item 2.06 Material Impairments
On September 13, 2005, the board of directors of LSI Logic Corporation (the “Company”) approved and the Company announced, plans to adopt a fabless manufacturing model and expand its working relationships with major foundry partners. The Company also intends to sell its Gresham, Oregon manufacturing facility. The Company cannot predict with certainty the expected completion date of the sale of the Gresham, Oregon manufacturing facility. The Company estimates that it will record restructuring and other charges of approximately $75,000,000 to $110,000,000 in the third quarter of 2005 for fixed asset write-downs, severance and other expenses associated with the planned sale of the manufacturing facility. The Company also anticipates incurring related restructuring charges of less than $3 million per quarter in the fourth quarter of 2005 and the first two quarters of 2006. The Company is not able to estimate the separate major costs associated with this activity at this time.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued September 13, 2005.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
Date: September 19, 2005	By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	LSI Logic Corporation News Release issued September 13, 2005.